Exhibit 3.19

ARTICLES OF INCORPORATION

OF

KING PAWN, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND MARCH 22, 1996 AT 10:09 O’CLOCK A. M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

ORGANIZATION AND CAPITALIZATION FEE [ILLEGIBLE] PAID:	RECORDlNG FEE PAID:	SPECIAL FEE PAID:
$20.00	$20.00	$

	D4362703

IT IS HEREBY CERTIFIED THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON HAS BEEN RECEIVED APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

DOCUMENT RESOURCES STE 600 120 W FAYETTE ST. 1 CENTER PLAZA BALTIMORE MD 21201

[SEAL]	184C3094258
A517238
RECORDED IN THE RECORDS OF THE
STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION OF MARYLAND IN LIBER, FOLIO

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 3-19-14

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: [ILLEGIBLE], Custodian

This stamp replaces our previous certification system. Effective: 6/95

RECEIVED 10:09a

‘96 MAR 22

ARTICLES OF INCORPORATION

OF

KING PAWN, INC.

(State of Maryland)

FIRST: The undersigned, Richard G. David, whose address is 11210 19th Street, N.W., Suite 800, Washington, D.C. 20036, being at least eighteen years of age, does, under and by virtue of the laws of the State of Maryland authorizing the formation of corporations, hereby form a corporation.

SECOND: The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

King Pawn, Inc.

THIRD: The period of the duration of the Corporation is perpetual.

FOURTH:

(a) The address of the principal office of the Corporation in the State of Maryland is:

14530 Mayfair Drive

Laurel, Maryland 20707

(b) The name and address of the resident agent of the Corporation in the State of Maryland are:

Michael P. Shapiro

14530 Mayfair Drive

Laurel, Maryland 20707

(c) Said resident agent is a citizen of Maryland and actually resides therein.

FIFTH: The aggregate number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares. The Corporation shall have one class of common stock having a par value of One Dollar ($1.00) per share. The aggregate par value of all shares of all classes is One Thousand Dollars ($1,000.00).

SIXTH: The number of directors constituting the Board of Directors shall not be less than three (3), except that in the event that all of the outstanding shares of stock of the Corporation are owned of record by less than three stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. Because the Corporation will initially have one (1) stockholder, the initial Board of Directors of the Corporation shall consist of one (1) person.

The name and address of such person who shall serve as sole Director of the Corporation until the first annual meeting or until his successor is elected and shall qualify are as follows:

Michael P. Shapiro	14530 Mayfair Drive
Laurel, Maryland 20707

SEVENTH: The purpose or purposes for which the corporation is formed are as follows:

1. To own and operate a pawn shop and check cashing service, and engage in related activities.

2. To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, hire, manage and deal in real and personal property of every name and nature, improved or otherwise, including stocks and securities of other corporations, and general and/or limited partnership interests in general or limited partnerships (and serve as a general or limited partner in connection therewith), and to loan money and take securities for the payment of all sums due the Corporation, and to sell, assign and release such securities.

3. To acquire by purchase, lease, manufacture, or otherwise, and to improve and develop real property. To erect dwellings, apartment houses, commercial buildings, and other buildings, private or public of all kinds, and to sell and rent same. To lay out, grade, pave, and dedicate roads, streets, avenues, highways, alleys, courts, paths, walks, parks and playgrounds.

4. To acquire, by purchase, lease, manufacture, or otherwise, any personal property deemed necessary or useful in any business of the Corporation or in the equipment, furnishing, improvement, development, or management of any property, real or personal, at any time owned, held, or occupied by the Corporation and to invest, trade, and deal in any personal property deemed beneficial to the Corporation, and to encumber or dispose of any personal property at any time held or owned by the Corporation.

5. To engage in, operate and/or acquire interests in any kind of business, of whatever nature, which may be permitted by law.

6. To import, export, manufacture, produce, buy, sell, and otherwise deal in and with, goods, wares, and merchandise of every class and description.

7. To acquire all or any part of the good will, rights, property, and business of any person, firm, association, or corporation heretofore or hereafter engaged in any business;

and to hold, utilize, enjoy, and in any manner dispose of, the whole or any part of the rights, property, and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association, or corporation.

8. To acquire by purchase, subscription or in any other manner, take, receive, hold, use, employ, sell, assign, transfer, exchange, pledge, mortgage, lease, dispose of and otherwise deal in and with, any shares of stock, shares, voting trust certificates, bonds, debentures, notes, mortgages, or other obligations, securities, or evidences of indebtedness, and any certificates, receipts, warrants, or other instruments evidencing rights or options to receive, purchase, or subscribe for the same or representing any other rights or interests therein or in any property or assets, issued or created by any persons, firms, associations, corporations, syndicates or by any governments or subdivisions thereof wherever organized and wherever doing business; and to possess and exercise in respect thereof any and all of the rights, powers, and privileges of individual holders, including the right to vote on any shares of stock so held or owned and upon a distribution of the assets or division of the profits of this Corporation to distribute any such shares of stock, voting trust certificates, bonds or other obligations, securities or evidence of indebtedness, or the proceeds thereof, among the stockholders of the Corporation.

9. To contract, enlarge, repair, remodel, or otherwise engage in any work upon buildings of every nature, roads, and sidewalks, and to engage in iron, steel, wood, brick, concrete, stone, cement, masonry, glass, and earth construction, and to execute contracts or to receive assignments of contracts therefor, or relating thereto, also, to manufacture and furnish the building materials and supplies connected therewith.

10. To apply for, obtain, purchase, or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names, rights, processes, formulas, and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell, and otherwise turn to account the same.

11. To purchase or otherwise acquire, and to hold, sell, or otherwise dispose of, and to retire and reissue, shares of its own stock of any class in any manner now or hereafter authorized or permitted by law, and to pay therefor, with cash or other property, as shall be determined by a majority of the Board of Directors.

12. To borrow or raise money for any of the purposes of the Corporation and to issue bonds, debentures, notes, or other obligations of any nature, and in any manner permitted by law, including obligations convertible into stock of the

Corporation, for money so borrowed or in payment for property purchased, or for any other lawful consideration, and to secure the payment thereof, and of the interest thereon, by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, discount, or otherwise dispose of, such bonds, notes or other obligations of the Corporation for its corporate purposes.

13. To aid in any manner any person, firm, association or corporation, or syndicate any shares of stock, shares, bonds, debentures, notes, mortgages, or other obligations, or any certificates, receipts, warrants, or other instruments evidencing rights or options to receive, purchase, or subscribe for the same, or representing any other rights or interests therein, which are held by or for this Corporation, or in the welfare of which the Corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve and enhance the value of any such property or interests, or any other property of the Corporation.

14. To guarantee the payment of dividends upon any shares of stock of, or the performance of any contract by any one or more of any other corporation, entity, or association or any individual, including any shareholder, officer, or director of the Corporation, and to endorse or otherwise guarantee the payment of principal and interest, or either, and other monetary and non-monetary obligations, of any bonds, debentures, notes, securities or other evidence of indebtedness created or issued by any such other corporation, entity or association or any individual, including any shareholder, officer or director of the Corporation and to secure such guarantees with any property and/or liens on any property of the Corporation. It is not necessary that any guaranty or endorsement made pursuant to this paragraph shall be intended to result in benefit to the Corporation.

15. To carry out all or any part of the foregoing objects as principal, broker, factor, agent, contractor, or otherwise, either alone or through or in conjunction with any person, firm, association, entity or corporation, and in any part of the world, and, in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, and to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient, or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any such objects and purposes.

16. To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, and in any or all states, territories, districts, and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts, and possessions of the United States of America and in foreign countries.

17. To form, organize, incorporate, and reorganize subsidiary corporations, joint stock companies, entities and associations for any purpose permitted by law.

18. To do any act or thing and exercise any power suitable, convenient, or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes.

19. To have and exercise any and all powers and privileges now or hereafter conferred by the laws of the State of Maryland referred to upon corporations formed under the laws hereinabove referred to, or under any amendment thereof or supplement thereto or in substitution therefor.

The foregoing enumeration of the purposes, objects, and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law, and it is not intended by the mention of any particular purpose, object or business in any manner to limit or restrict the generality of any other purpose, object, or business mentioned, or to limit or restrict any of the powers of the Corporation, and the Corporation shall have, enjoy, and exercise all of the powers and rights now or hereafter conferred by statute upon corporations of a similar character, it being the intention that the purposes, objects, and powers specified in each of the paragraphs of this article of the Articles of Incorporation shall, except as otherwise expressly provided, in no way be -limited or restricted by reference to or inference from the terms of any other clause or paragraph of this or any other article of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power, or do any act which a corporation formed under the laws of the State of Maryland may not at the time lawfully carry on or do.

EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

1. The Board of Directors of the Corporation is hereby empowered to authorize and direct the issuance from time to time of its shares of its stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the By-Laws of the Corporation.

2. Any director, individually, or any firm of which any director may be a member, or any corporation or association of which any director may be an officer or director or in which any director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated, and any director of the Corporation who is also a director or officer or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or not so interested or a member of a firm so interested; provided, that in case a director, or a firm of which a director is a member, is so interested, such fact shall be disclosed or shall have been known to and approved by the Board of Directors or a majority thereof, and such action shall otherwise be in compliance with the requirements of the laws of the State of Maryland.

3. Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

4. Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

5. No holder of stock of any class shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation on the 21st day of March, 1996, and acknowledge the same to be my act.

WITNESS:

[ILLEGIBLE]	/s/ Richard G. David
Richard G. David, Incorporator

This Form is Used By Agent Acting on Its Own Authority. The Fee is $10.00.

RESIDENT AGENT’S NOTICE OF CHANGE OF ADDRESS

I certify that I, Michael P. Shapiro am the resident agent of King Pawn, Inc.
(Name of Entity)

organized under the laws of Maryland My address as resident
(State)

agent has changed from 14530 Mayfair Drive, Laurel, Maryland 20707 to 15278 Ridgehut Drive, Woodbine, Maryland 21797

☒	(CHECK IF APPLICABLE) The old and new addresses of the resident agent are also the old and new addresses of the principal office of this entity in Maryland.

The above named entity has been advised by me in writing of this change.

/s/ Michael P. Shapiro
Resident Agent
Michael P. Shapiro

Mail to:	State Department of Assessments & Taxation 301 W. Preston Street Room 801 Baltimore, MD 21201

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 3-19-14

STATE DEPARTMENT OF ASSESMENTS AND TAXATION

BY: [ILLEGIBLE], Custodian

This stamp replaces our previous certification system. Effective: 6/95

** KEEP WITH DOCUMENT **

DOCUMENT CODE 80 BUSINESS CODE

# D04362703

Close                Stock                 Nonstock

P.A.                  Religious

Merging (Transferor)

FEES REMITTED

Base Fee:	$10.00
Org. & Cap. Fee:
Expedite Fee:
Penalty:
State Recordation Tax:
State Transfer Tax:
Certified Copies:
Copy Fee:
Certificates:
Certificate Fee:
Other:
TOTAL FEES:	$10.00

Credit Card                 Check XX     Cash

3 Documents on 1 Checks

APPROVED BY: RMC

KEYED BY: [ILLEGIBLE]

COMMENT(S):

STATE OF MARYLAND

DEPT OF ASSESSMENTS AND TAXATION

CUST ID: 0000451098

WORK ORDER: 0000345994

DATE: 08-08-2000 12:49 PM

AMT. PAID: $30.00

ID # D04362703 ACK # 1000210528000000 LIBER: B00170 FOLIO: 1436 PAGES: 0002 KING PAWN, INC.

07/07/2000 AT 10:57 A WO # 0000345994

(New Name)

Change of Name
XXXXX	Change of Principal Office
Change of Resident Agent
XXXXX	Change of Resident Agent Address
Resignation of Resident Agent
Designation of Resident Agent and Resident Agent’s Address
Change of Business Code

Adoption of Assumed Name

Other Change(s)

CODE

ATTENTION:	Elizabeth M. Hamelin

MAIL TO ADDRESS:

WOMBLE, CARLYLE, SANDRIDGE & RICE, PLLC

1120 - 19th Street, N.W., 8th Floor

Washington, D.C. 20036-3684

STATE OF MARYLAND DEPT OF ASSESSMENTS AND TAXATION CUST ID: 0002161436 WORK ORDER: 0001604474 DATE: 07-22-2008 12:58 PM AMT. PAID: $75.00

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

King Pawn, Inc. ,
(Name of Entity)

organized under the laws of             Maryland                     , passed the following resolution:

                                                                 (State)

[CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to: (new address)

☒ The name and address of the resident agent is changed from:

Michael P. Shapiro

15278 Ridgehut Drive, Woodbine, MD 20707

to:

National Registered Agents, Inc. of MD

836 Park Avenue, Second Floor, Baltimore, MD 21201

I certify under penalties of perjury the foregoing is true.

/s/ Shannon Shapiro
Secretary or Assistant Secretary General Partner Authorized Person

I hereby consent to my designation in this document as resident agent for this entity.

National Registered Agents, Inc. of MD

SIGNED by:	/s/ John Christel
Resident Agent John Christel VP of NRAI of MD

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED 3-19-14

STATE DEPARTMENT OF ASSESMENTS AND TAXATION:

BY: [ILLEGIBLE], Custodian

This stamp replaces our previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE**                ** KEEP WITH DOCUMENT **

DOCUMENT CODE 80 BUSINESS CODE

# D04362703

Close                Stock                 Nonstock

P.A.                  Religious

Merging (Transferor)

Surviving (Transferee)

FEES REMITTED

Base Fee:	25
Org. & Cap. Fee:
Expedite Fee:	50
Penalty:
State Recordation Tax:
State Transfer Tax:
Certified Copies:
Copy Fee:
Certificates
Certificate of Status Fee:
Personal Property Filings:
Mail Processing Fee:
Other:
TOTAL FEES:	75

Credit Card                 Check ✓     Cash

                 Documents on              Checks

Approved By: [ILLEGIBLE]

Keyed By: [ILLEGIBLE]

COMMENT(S):

[BARCODE]

Affix Barcode Label Here

ID # D04362703 ACK # 1000361996728873 PAGES: 0002 KING PAWN, INC.

07/18/2008 AT 02:26 P WO # 0001604474

(New Name

Change of Name
Change of Principal Office
✓ Change of Resident Agent
✓ Change of Resident Agent Address
Resignation of Resident Agent
Designation of Resident Agent and Resident Agent’s Address
Change of Business Code

Adoption of Assumed Name

Other Change(s)

Code 194

Attention:

CORPASSIST OF BALTIMORE
2ND FLOOR
836 PARK AVE
BALTIMORE MD 21201-4753

Stamp Work Order and Customer Number HERE

STATE OF MARYLAND

DEPT OF ASSESSMENTS AND TAXATION

CUST ID: 0002161436

WORK ORDER: 0001604474

DATE: 07-22-2008 12:58 PM

AMT. PAID: $75.00

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of King Pawn, Inc.
(Name of Entity)

organized under the laws of Maryland, passed the following resolution:

(State)

[CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to: (new address)

☒ The name and address of the resident agent is changed from:

National Registered Agents, Inc. of MD

Second Floor, 836 Park Avenue, Baltimore, MD 21201

to:

The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201

I certify under penalties of perjury the foregoing is true.

[ILLEGIBLE]
Secretary or Assistant Secretary
General Partner
Authorized Person

I hereby consent to my designation in this document as resident agent for this entity.

The Corporation Trust Incorporated

SIGNED By:	[ILLEGIBLE]
Resident Agent

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 3-19-14

STATE DEPARTMENT OF ASSESMENTS AND TAXATION

BY: [ILLEGIBLE], Custodian

This stamp replaces our previous certification system. Effective: 6/95

MEETING OF THE BOARD OF DIRECTORS OF

King Pawn, Inc.

September 30, 2010

On September 30, 2010, the Board of Directors of King Pawn, Inc. (the “Company”) held a meeting at the Company’s corporate offices. The undersigned, constituting all of the Directors of the Company, adopted the resolutions, as follows:

1.	RESOLVED, that the resident agent of the Company is changed from National Registered Agents, Inc. of MD to The Corporation Trust Incorporated. A MOTION was made by Rick Wessel, seconded by R. Douglas Orr and passed unanimously by the Board to change the resident agent.

2.	RESOLVED, that the address of the resident agent of the Company is changed from Second Floor, 836 Park Avenue, Baltimore, Maryland 21201 to 351 West Camden Street, Baltimore, Maryland 21201. A MOTION was made by Rick Wessel, seconded by R. Douglas Orr and passed unanimously by the Board to change the address of the resident agent.

3.	RESOLVED, that the meeting should be adjourned. A MOTION was made by Rick L. Wessel, seconded by R. Douglas Orr and passed unanimously by the Board to adjourn the meeting.

IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors of King Pawn, Inc., hereby acknowledges the adoption of the above-referenced resolutions, effective this the thirtieth day of September 2010.

/s/ Rick L. Wessel	/s/ R. Douglas Orr
Rick L. Wessel	R. Douglas Orr

CUST ID: 0002489295 WORK ORDER: 0003705875 DATE: 10-05-2010 01:07 PM AMT. PAID: $75.00

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE**         ** KEEP WITH DOCUMENT **

DOCUMENT CODE 80 BUSINESS CODE

# D04362703

Close                Stock                 Nonstock

P.A.                  Religious

Merging (Transferor)

Surviving (Transferee)

FEES REMITTED

Base Fee:	25
Org. & Cap. Fee:
Expedite Fee:	50
Penalty:
State Recordation Tax:
State Transfer Tax:
Certified Copies
Copy Fee:
Certificates
Certificate of Status Fee:
Personal Property Filings:
Mail Processing Fee:
Other:
TOTAL FEES:	75

Credit Card                 Check ✓     Cash          Documents on              Checks

Approved By: [ILLEGIBLE]

Keyed By: [ILLEGIBLE]

COMMENT(S):

[BARCODE]

ID # D04362703 ACK # 1000362000584351 PAGES: 0003 KING PAWN, INC.

10/01/2010 AT 04:03 P WO # 0003705875

New Name

Change of Name
Change of Principal Office
✓ Change of Resident Agent
✓ Change of Resident Agent Address
Resignation of Resident Agent
Designation of Resident Agent and Resident Agent’s Address
Change of Business Code

Adoption of Assumed Name

Other Change(s)

Code 007

Attention:

Mail: Name and Address

THE CORPORATION TRUST INCORPORATED
351 WEST CAMDEN STREET
BALTIMORE MD 21201-7912

Stamp Work Order and Customer Number HERE

CUST ID: 0002489295

WORK ORDER: 0003705875

DATE: 10-05-2010 01:07 PM

AMT. PAID: $75.00

RECEIVED DEPARTMENT OF ASSESMENTS AND TAXATION 2012 OCT 31 P 1:53

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

KING PAWN, INC.

(Name of Entity)

organized under the laws of Maryland                                              passed the following resolution:

                                                                 (State)

(Check applicable boxes)

☐ The principal office is changed from: (old address)

to: (new address)

☒ The name and address of the resident agent is changed from:

The Corporation Trust Incorporated

351 West Camden Street, Baltimore, MD 21201

to:

CSC-Lawyers Incorporating Service Company

7 St. Paul Street, Suite 1660, Baltimore, MD 21202

I certify under penalties of perjury the foregoing is true.

Signed	[ILLEGIBLE] Secretary
Secretary or Assistant Secretary
General Partner
Authorized Person

I hereby consent to my designation in this document as resident agent for this entity.

CSC-Lawyers Incorporating Service Company

Signed By:	/s/ Sylvia Queppet
Resident Agent
Sylvia Queppet, Assistant Vice President

CUST ID: 0002828949

WORK ORDER: 0004045529

DATE: 11-01-2012 01:28 PM

AMT. PAID: $300.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 3-19-14

STATE DEPARTMENT OF ASSESMENTS AND TAXATION

BY: [ILLEGIBLE], Custodian

This stamp replaces our previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

** KEEP WITH DOCUMENT **

DOCUMENT CODE 80     BUSINESS CODE

# D04362703

Close                 Stock                 Nonstock

P.A.                   Religious

Merging (Transferor)

Surviving (Transferee)

FEES REMITTED
Base Fee:	25
Org. & Cap. Fee:
Expedite Fee:
Penalty:
State Recordation Tax:
State Transfer Tax:
Certified Copies
Copy Fee:
Certificates
Certificate of Status Fee:
Personal Property Filings:
Mail Processing Fee:
Other:
TOTAL FEES:	25

Credit Card                  Check          Cash

7 Documents on              Checks

Approved By: 10

Keyed By:

COMMENT(S):

[BARCODE]

    Affix Barcode Label Here

ID # D04362703 ACK # 1000362004201465 PAGES: 0002 KING PAWN, INC.

10/31/2012 AT 01:53 P WO # 0004045526

New Name

Change of Name
Change of Principal Office
✓ Change of Resident Agent
✓ Change of Resident Agent Address
Resignation of Resident Agent
Designation of Resident Agent and Resident Agent’s Address
Change of Business Code

Adoption of Assumed Name

Other Change(s)

Code

Attention:

Mail: Name and Address

CSC (UNITED STATES CORPORATION)
EVELYN WRIGHT
STE. 400
2711 CENTERVILLE RD
WILMINGTON DE 19808–1660

Stamp Work Order and Customer Number HERE

CUST ID: 0002828946

WORK ORDER: 0004045526

DATE: 11-01-2012 01:18 PM

AMT. PAID: $175.00